UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018

Bright Mountain Media, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	561-998-2440

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On November 7, 2018 Bright Mountain Media, Inc. entered into a Note Exchange Agreement with W. Kip Speyer, our CEO and member of our Board of Directors, pursuant to which we exchanged:

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$1,075,000 principal amount and accrued but unpaid interest due Mr. Speyer under 12% Convertible Promissory Notes maturing between September 26, 2021 and April 10, 2022 for 2,177,233 shares of our newly created Series F-1 Convertible Preferred Stock in full satisfaction of those notes;

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$660,000 principal amount and accrued but unpaid interest due Mr. Speyer under 6% Convertible Promissory Notes maturing between April 19, 2022 and July 27, 2022 for 1,408,867 shares of our newly created Series F-2 Convertible Preferred Stock in full satisfaction of those notes; and

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$300,000 principal amount and accrued but unpaid interest due Mr. Speyer under 10% Convertible Promissory Notes maturing between August 1, 2022 and August 30, 2022 for 757,197 shares of our newly created Series F-3 Convertible Preferred Stock in full satisfaction of those notes.

The designations, rights and preferences of each of the Series F-1, Series F-2 and Series F-3 are set forth below under Item 5.03 of this report.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2018 we filed Articles of Amendment to our Amended and Restated Articles of Incorporation, as amended, which:

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returned 1,000,000 shares of previously designated 10% Series B Convertible Preferred Stock, 2,000,000 shares of previously designated 10% Series C Convertible Preferred Stock and 2,000,000 shares of previously designated 10% Series D Convertible Preferred Stock to the status of authorized but undesignated and unissued shares of our blank check preferred stock as there were no shares of any of these series outstanding and no intention to issue any such shares in the future; and

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created three new series of preferred stock, 12% Series F-1 Convertible Preferred Stock (“Series F-1”) consisting of 2,177,233 shares, 6% Series F-2 Convertible Preferred Stock (“Series F-2”) consisting of 1,408,867 shares, and 10% Series F-3 Convertible Preferred Stock (“Series F-3”) consisting of 757,917 shares.

The designations, rights and preferences of the Series F-1, Series F-2 and Series F-3 are identical, other than the dividend rate, liquidation preference and date of automatic conversion into shares of our common stock.

The Series F-1 pays dividends at the rate of 12% per annum and automatically converts into shares of our common stock on April 10, 2022. The Series F-2 pays dividends at the rate of 6% per annum and automatically converts into shares of our common on July 27, 2022. The Series F-3 pays dividends at the rate of 10% per annum and automatically converts into shares of our common stock on August 30, 2022. Additional terms of the designations, rights and preferences of the Series F-1, Series F-2 and Series F-3 include:

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the shares have no voting rights, except as may be provided under Florida law;

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the shares pay cash dividends subject to the provisions of Florida law at the dividend rates set forth above, payable monthly in arrears;

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the shares are convertible at any time at the option of the holder into shares of our common stock on a 1:1 basis. The conversion ratio is proportionally adjusted in the event of stock splits, recapitalization or similar corporate events. Any shares not previously converted will automatically convert into shares of our common stock on the dates set forth above;

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the shares rank junior to our 10% Series A Convertible Preferred Stock and our 10% Series E Convertible Preferred Stock;

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in the event of a liquidation or winding up of our company, the shares have a liquidation preference of $0.50 per share for the Series F-1, $0.50 per share for the Series F-2 and $0.40 per share for the Series F-3; and

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the shares are not redeemable by us.

The foregoing description of the designations, rights and preference of the Series F-1, Series F-2 and Series F-2 is qualified in its entirety by reference to the Articles of Amendment which are filed as Exhibit 3.10 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)
Exhibits.
		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number
3.10	Articles Amendment to the Amended and Restated Articles of Incorporation				Filed
10.1	Note Exchange Agreement dated November 7, 2018 by and between Bright Mountain Media, Inc. and W. Kip Speyer				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2018	Bright Mountain Media, Inc.

By: /s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer